1st Quarter 2018 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 1st Quarter 2018 April 24, 2018

1st Quarter 2018 Cautionary statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

1st Quarter 2018 Executive Overview Sandro DiNello, CEO

Strategic highlights

1st Quarter 2018

Unique relationship-based business model	• Delivered consistent earnings despite industry-wide challenges in mortgage origination - Average earning assets flat as continued growth in CRE and C&I loans offset seasonal declines in loans HFS and warehouse loans - Continued subservicing growth; should exceed 500,000 accounts by end of second quarter
Grow community banking	• Average CRE and C&I loans increased $169 million, up 6 percent vs. 4Q17; deposits up 3% • Closed on acquisition of Desert Community Bank branches and Santander mortgage warehouse business
Strengthen mortgage revenues	• Mortgage revenues totaled $64 million, down 15 percent vs. 4Q17 and up 3 percent vs. 1Q17 • Strong, well-diversified distribution channels will help weather down market and positions us to take advantage of market dislocation
Highly profitable operations	• Solid, consistent financial results despite challenging mortgage market - Net income of $35 million or $0.60 per diluted share; unchanged vs. adjusted 4Q17(1) and up 30% vs. 1Q17 - Noninterest expense fell $5 million, down 3 percent vs. 4Q17, driven by variable cost model and prudent expense management
Positioned to thrive in any market	• Strong credit metrics and low delinquency levels supported by 1.7 percent allowance coverage ratio • Relatively neutral interest rate risk position • Strong Tier 1 leverage ratio of 8.7 percent, Capital Simplification NPR would improve Tier 1 leverage ratio to 9.2 percent(2)

1) Non-GAAP number. Number shown excludes non-cash charge of $80 million, or $1.37 per diluted share, resulting from Tax Cuts and Jobs Act. Please see reconciliation on page 48.
2) Non-GAAP number. Please see reconciliation on page 48.

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Flagstar Bancorp

1st Quarter 2018 Financial Overview Jim Ciroli, CFO

Financial highlights

1st Quarter 2018

Unique relationship-based business model	• Net income of $35 million, or $0.60 per diluted share, in 1Q18 - Increased HELOC, CRE and C&I loans - Mortgage revenues down on seasonal decline in originations and margin compression from competitive market - Mortgage Servicing gained scale from sales of MSRs (subservicing retained)
Grow community banking	• Net interest income of $106 million, reflecting two fewer days in quarter - Average earning assets unchanged; earning assets at quarter-end of $16 billion - Net interest margin stable; booking attractive spread assets while managing deposit costs - Acquisitions late in the quarter will provide immediate benefits
Seasonally lower mortgage revenues	• Mortgage revenue[1] down $11 million; lower net gain on loan sales partially offset by higher net return on MSRs - Net gain on loan sales fell $19 million, reflecting lower FOAL (down 11%) and GOS margin (down 14 basis points) - Net return on MSRs 5 percent after transaction costs of $2 million from MSR sales in 1Q18
Strong asset quality	• Negligible net charge-offs • Nonperforming loan ratio fell to 0.35 percent; early stage consumer delinquencies low; no commercial loan delinquencies over 30 days • Allowance for loan losses covered 1.7 percent of loans HFI
Robust capital position	• Capital remained strong with regulatory capital ratios well above current "well capitalized" guidelines - Tier 1 leverage at 8.7 percent with nearly 50 basis points of trapped capital in MSRs and DTAs - Tier 1 leverage has approximately 370 basis point buffer to "well-capitalized" minimums that would grow to approximately 420 basis points under the Capital Simplification proposal

1) Mortgage revenue is defined as net gain on loan sales HFS plus the net return on the MSRs.

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Flagstar Bancorp

Quarterly income comparison

1st Quarter 2018

$mm	1Q18	4Q17	$ Variance	% Variance
Net interest income	(A) $106	$107	($1)	(1%)
Provision for loan losses ("PLL")	-	2	(2)	(100%)
Net interest income after PLL	106	105	1	1%
Net gain on loan sales	60	79	(19)	(24%)
Loan fees and charges	20	24	(4)	(17%)
Loan administration income	5	5	-	-
Net return on mortgage servicing rights	4	(4)	8	N/M
Representation and warranty benefit	2	2	-	-
Other noninterest income	20	18	2	11%
Total noninterest income	(B) 111	124	(13)	(10%)
Compensation and benefits	80	80	-	-
Commissions and loan processing expense	32	39	(7)	(18%)
Other noninterest expenses	61	59	2	3%
Total noninterest expense	(C) 173	178	(5)	(3%)
Income before income taxes	**44**	**51**	**(7)**	**(14%)**
Provision for income taxes	9	16 (1)	(7)	(44%)
Net income	**$35**	**$35** (1)	**-**	**-**
Diluted income per share	**$0.60**	**$0.60** (1)	-	-
Profitability				
Net interest margin	2.76%	2.76%	0 bps	
Total revenues	$217	$231	($14)	(6%)
Net gain on loan sales / total revenue	28%	34%	(600 bps)	
Mortgage rate lock commitments, fallout	$7,722	$8,631	($909)	(11%)
Mortgage closings	$7,886	$9,749	($1,863)	(19%)
Net gain on loan sale margin, HFS	0.77%	0.91%	(14 bps)	

Observations

(A) Net interest income

- Net interest income declined $1mm
- Average earning assets steady at $15.4bn
  - Net interest margin stable at 2.76%
  - Deposits grew 3%

(B) Noninterest income

- Noninterest income fell $13mm
  - Net gain on loan sales down $19mm due to seasonal decline in mortgage originations and margin compression from competitive market
  - Net return on MSRs improved $8mm

(C) Noninterest expense

- Noninterest expense decreased $5mm or 3%
  - Commissions and loan processing expense declined $7mm on lower mortgage closings
  - Compensation and benefits steady at $80mm
  - Merger expenses of $1mm

1) Non-GAAP number. Number shown excludes non-cash charge of $80 million, or $1.37 per diluted share, resulting from Tax Cuts and Jobs Act. Please see reconciliation on page 48.
N/M – not meaningful

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Flagstar Bancorp

Average balance sheet highlights

1st Quarter 2018

1Q18 ($mm)

	Average Balance Sheet	Incr (Decr)[1]	
	$	$	%
Loans held-for-sale	$4,231	($306)	(7%)
Consumer loans[2]	3,468	214	7%
Commercial loans[2]	4,019	(22)	(1%)
Total loans held-for-investment	7,487	192	3%
Other earning assets[3]	3,636	89	3%
Interest-earning assets	$15,354	($25)	(0%)
Other assets	1,736	(36)	(2%)
Total assets	$17,090	($61)	(0%)
Deposits	$9,371	$287	3%
Short-term FHLB advances & other	4,032	(297)	(7%)
Long-term FHLB advances	1,290	(11)	(1%)
Other long-term debt	494	-	0%
Other liabilities	489	43	10%
Total liabilities	$15,676	$22	0%
Stockholders' equity	1,414	(83)	(6%)
Total liabilities and stockholders' equity	$17,090	($61)	(0%)
Tangible book value per common share[4]	$23.62	($0.42)	(2%)

Observations

Interest-earning assets

- Average loans held-for-investment increased $192mm, or 3%
  - Higher consumer, CRE and C&I loans offset decline in loans HFS and warehouse loans from seasonal drop in mortgage closings
  - Acquisitions late in quarter to provide immediate NII growth

Interest-bearing liabilities

- Average deposits increased $287mm, or 3%
- Government deposits rose $151mm, or 15%
- Retail deposits grew $109mm, or 2%, with mix shift from retail savings to retail CDs
  - Deposit costs well managed despite slight duration extension from higher CD mix

Equity[4]

- Tangible common equity to asset ratio of 7.7%
- FBC closing share price of $33.61 on April 23, 2018 is 142% of tangible book value per share

1) Measured vs. the prior quarter.
2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans.
3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees.
4) Tangible book value per common share references a non-GAAP number. Please see reconciliation on page 48.

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Flagstar Bancorp

1st Quarter 2018 Asset quality 9 Performing TDRs and NPLs ($mm) 48 46 46 43 49 28 30 31 29 29 $76 $76 $77 $72 $78 3/31/2017 6/30/2017 9/30/2017 12/31/2017 3/31/2018 Peforming TDRs NPLs 1) Excludes loans carried under the fair value option and loans with government guarantees. Allowance coverage(1) (% of loans HFI) 2.4% 2.1% 2.0% 1.8% 1.7% 2.9% 2.5% 2.3% 2.0% 2.0% 1.9% 1.7% 1.7% 1.6% 1.5% 3/31/2017 6/30/2017 9/30/2017 12/31/2017 3/31/2018 Total Consumer Commercial Net charge-offs ($mm) Representation & warranty reserve(2) ($mm) $23 $20 $16 $15 $13 $6 $4 $5 $3 $6 3/31/2017 6/30/2017 9/30/2017 12/31/2017 3/31/2018 Reserve Repurchase pipeline $4 $0 $2 $2 $1 1Q17 2Q17 3Q17 4Q17 1Q18 2) Please see slide 47 in the appendix for further details on the representation and warranty reserve.

Robust capital

1st Quarter 2018

Flagstar Bancorp Capital Ratios



Balance sheet impact[1]
Impact from 2018 acquisitions
Proforma ratio under Capital Simplification proposal[2]
Net earnings contribution
Change in MSR balance
Tier 1 Leverage
9.2%
8.5%
-32bps
+2bps
+23bps
+28bps
9.2%
8.7%
Well Capitalized 5.0%
12/31/2017
3/31/2018
Total Risk Based Capital
15.2%
14.9%
-149bps
+35bps
+38bps
14.2%
14.1%
Well Capitalized 10.0%
12/31/2017
3/31/2018

1) Change from 12/31/17 to 3/31/18 includes insignificant impact resulting from 2018 phase-in under Basel III.

Observations 1Q18

	Tier 1 Leverage	CET-1 to RWA	Tier 1 to RWA	Total RBC to RWA
1Q18 Actual	8.7%	10.8%	12.9%	14.1%
4Q17 Actual	8.5%	11.5%	13.6%	14.9%

- Tier 1 leverage ratio ended quarter at 8.7% (372bp stress buffer above "well capitalized")
  - Increase led by earnings retention (28bps) and MSR sales (23bps), partially offset by acquisition of DCB branches and Santander mortgage warehouse business (32bps)
  - Target range of 8-9%
- Closely monitoring total risk-based capital ratio due to increase in risk weights and continued growth in commercial loans
  - Ended quarter at 14.1% (414bp stress buffer above "well capitalized")
  - Target range of 13.5-14.5%
- Capital Simplification proposal would increase Tier 1 leverage ratio ~50 bps[2] and total risk-based capital ratio by ~10 bps[2] to support balance sheet growth
- Flagstar will generate capital at pre-tax rate as it utilizes its NOL-related DTAs
  - $66mm of NOL-related DTAs (39bps of Tier 1 leverage)

2) Non-GAAP number. Please see reconciliation on page 48.

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Flagstar Bancorp

1st Quarter 2018 Business Segment Overview Lee Smith, COO

1st Quarter 2018 Community banking 12 Quarter-end commercial loan commitments ($bn) Average deposit funding(1) ($bn) 6.4 6.5 6.6 6.5 6.8 1.0 0.9 0.9 1.0 1.1 1.4 1.4 1.5 1.6 1.5 $8.8 $8.7 $9.0 $9.1 $9.4 1Q17 2Q17 3Q17 4Q17 1Q18 Retail Government Company-controlled deposits 1) Includes company-controlled deposits which are included as part of mortgage servicing. 2) Includes brokered certificates of deposits. 1.4 1.7 1.8 1.9 1.9 2.2 2.3 2.7 2.9 2.9 2.4 2.6 2.7 2.8 4.3 $6.0 $6.6 $7.2 $7.6 $9.1 3/31/2017 6/30/2017 9/30/2017 12/31/2017 3/31/2018 Commercial and Industrial Commercial Real Estate Warehouse Average commercial loans ($bn) Average consumer loans ($bn) 0.8 0.9 1.1 1.1 1.2 1.3 1.5 1.6 1.9 2.0 0.7 0.9 1.0 1.0 0.8 $2.8 $3.3 $3.7 $4.0 $4.0 1Q17 2Q17 3Q17 4Q17 1Q18 Commercial and Industrial Commercial Real Estate Warehouse 2.4 2.5 2.6 2.7 2.8 0.5 0.5 0.5 0.6 0.7 $2.9 $3.0 $3.1 $3.3 $3.5 1Q17 2Q17 3Q17 4Q17 1Q18 Residential First Mortgages Other Consumer Loans (2)

1st Quarter 2018 $6.0 $9.0 $8.9 $8.6 $7.7 1Q17 2Q17 3Q17 4Q17 1Q18 3.1 5.5 5.5 5.3 4.5 2.8 3.7 4.1 4.4 3.4 $5.9 $9.2 $9.6 $9.7 $7.9 1Q17 2Q17 3Q17 4Q17 1Q18 Purchase originations Refinance originations Purchase Mix % Mortgage originations 13 54% 58% 55% 54% 59% 3.0 4.6 4.5 4.9 3.9 1.7 2.4 2.2 2.3 2.1 1.2 2.2 2.9 2.5 1.9 $5.9 $9.2 $9.6 $9.7 $7.9 1Q17 2Q17 3Q17 4Q17 1Q18 Conventional Government Jumbo Closings by purpose ($bn) Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks ($bn) $48 $66 $75 $79 $60 0.80% 0.73% 0.84% 0.91% 0.77% 1Q17 2Q17 3Q17 4Q17 1Q18 Gain on loan sale Gain on sale margin (HFS)

1st Quarter 2018 Mortgage servicing 14 MSR / regulatory capital (Bancorp) Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) 5.8 17.1 12.0 2.2 1.9 1.6 4.3 $8.0 $19.0 $2.0 $4.3 $12.0 1Q17 2Q17 3Q17 4Q17 1Q18 Bulk Sales Flow Transactions 117 66 87 103 77 242 305 297 310 361 34 31 31 29 32 393 402 415 442 470 3/31/2017 6/30/2017 9/30/2017 12/31/2017 3/31/2018 Serviced for Others Subserviced for Others Flagstar Loans HFI 28% 15% 20% 24% 19% 23% 13% 17% 21% 16% 3/31/2017 6/30/17 9/30/17 12/31/17 3/31/2018 MSR to Tier 1 Common MSR to Tier 1 Capital Average company-controlled deposits ($bn) $1.4 $1.4 $1.5 $1.6 $1.5 1Q17 2Q17 3Q17 4Q17 1Q18

1st Quarter 2018 Noninterest expense and efficiency ratio 15 Quarterly noninterest expense ($mm) and efficiency ratio $140 $154 $171 $178 $173 77% 72% 74% 77% 80% 1Q17 2Q17 3Q17 4Q17 1Q18 Noninterest expense Efficiency ratio ● Higher efficiency ratio led by strategic acquisitions and investments in growth initiatives

1st Quarter 2018 Closing Remarks / Q&A Sandro DiNello, CEO

1st Quarter 2018 Earnings guidance(1) 17 1) See cautionary statements on slide 2. Net interest income • Net interest income up 5-10% - Average earning assets grow 5-10%, led by significant increase in warehouse loans from Santander acquisition and higher CRE (home builder loans) - Net interest margin fairly steady Net gain on loan sales • Net gain on loan sales up 30-40% on seasonal increase in mortgage market led by higher purchase originations - Fallout-adjusted locks up 20-25% - Gain on loan sale margin improves 5-10 bps Mortgage servicing rights (MSRs) • Net return on MSRs approximates 5-7% before transaction costs from MSR sales Other noninterest income • Loan fees and charges up approximately 20% on higher mortgage closings • All other noninterest income declines 5-10% Noninterest expense • Noninterest expense to rise to between $180-$185 million, due to acquisitions closed late in 1Q18 and variable costs to support higher mortgage volume 2nd Quarter 2018 Outlook

1st Quarter 2018 Appendix Company overview 19 Financial performance 25 Community banking 29 Mortgage originations 41 Mortgage servicing 43 Capital and liquidity 44 Asset quality 47 Non-GAAP reconciliation 48

1st Quarter 2018 Flagstar at a glance COMPANY OVERVIEW 99 Branches in Michigan Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $17.7bn of assets and $10.0bn of deposits • 107 branches • 124k household & 17k business relationships Mortgage origination • Leading national originator of residential mortgages ($36.4bn during last twelve months) • 92 retail home lending offices operating in 31 states • More than 1,000 correspondent and more than 800 broker relationships Mortgage servicing • 8th largest sub-servicer of mortgage loans nationwide • Currently servicing approximately 470k loans • Scalable platform with capacity to service 1 mm loans • Lower cost deposits from escrow balances Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $1.9bn • Member of the Russell 2000 Index 19 1) Desert Community Bank branch acquisition closed during 1Q18. 2) Includes seven home lending offices located in banking branches. 3) Opes has one retail lending office in Honolulu, HI that is not pictured on this map. 42 Opes retail home lending offices(3) 50 Flagstar retail home lending offices(2) 99 Flagstar Bank branches 8 Desert Community Bank Branches(1) Operations center

1st Quarter 2018 Flagstar’s one-of-a-kind business model … Originates mortgages in multiple channels on a national scale, which … … Deploy excess funding into lending opportunities where we are a lender of choice, which … … Cross-sell our banking products to deepen our B2B relationships, which … … Leverages our scalable sub-servicing platform, which … … Builds enduring net interest margin driven revenue, allowing us to … … Generates stable, lower cost, long-term funding, which we are able to ... … Expands our key B2B relationships to develop greater mortgage origination referrals, improving our ability to … … Generates capital with high ROE fee-based activity and servicing relationships, which … COMPANY OVERVIEW 20

1st Quarter 2018 ● Illustrative case studies detailed below: 21 Flagstar’s integrated business model Initial relationship • Established correspondent lending relationship (2017) - Purchased more than $290mm of mortgages since inception (2017) Expanded relationship • Warehouse line of credit (2017) - Commitments of $50mm • Initiated subservicing agreement (2017) - Entire portfolio of newly originated mortgage loans are on-boarded with Flagstar Residential MBS Investor Initial relationship • Bulk sale of MSRs with subservicing retained (2013 - 2014) Expanded relationship • Provided MSR lending facility (2016) - Commitments of $50mm collateralized by FNMA MSRs - Subservice non-Flagstar mortgage accounts providing fee income • Portfolio recapture services provided with direct-to-consumer refinancings of nearly $250mm since inception (2016) • Additional bulk and flow sales of MSRs with subservicing retained (2017 and 2018) Home Builder Initial relationship • Provided home builder line of credit (2016) - Unsecured non-real estate commitments of $30mm - Average commercial deposits of more than $35mm Expanded relationship • Participated in syndicated warehouse facility to captive mortgage operation (2016 - 2017) - Commitments of $36mm - 1 of 3 participants in the syndication Wholesale Originator COMPANY OVERVIEW

1st Quarter 2018 Flagstar has a strong executive team COMPANY OVERVIEW 22 Board of Directors John Lewis Chairman Community Banking Chief Financial Officer • CFO since 8/14 • More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp Chief Operating Officer • COO since 5/13 • Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper • Extensive expe- rience in financial management and operations • Chartered Accoun- tant in England and Wales Chief Risk Officer • CRO since 6/14 • Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan Mortgage Banking • Appointed President of Mortgage effective 9/17 • Has 15 years experience with Fannie Mae in various executive and leadership roles focused on building banking relationships and growth initiatives General Counsel • General Counsel since 6/15 • 20 years of legal experience with the FDIC and Sidley Austin LLP • CEO since 5/13 • Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy Patrick McGuirk Steve Figliuolo Drew Ottaway Kristy Fercho Jim Ciroli Lee Smith • Executive Vice President, Michigan Market President and Managing Director, Lending • With Flagstar since 12/15 and has 30 years of banking and commercial lending experience in southeast Michigan with Comerica and NBD Chief Audit Officer Sandro DiNello President & CEO Brian Dunn

COMPANY OVERVIEW
1st Quarter 2018

Risk management

Best-in-class risk management platform with 221 FTEs[1]


Board of Directors
Risk Committee
Enterprise Risk Committee
Sandro DiNello
President & CEO
Steve Figliuolo
Chief Risk Officer
Karen Sabatowski
Chief Compliance Officer
Regulatory Affairs
Modeling & Analytics ERM
Chief Credit Officer
QC / Appraisal Review
MFIU Fraud Investigations
Investigative Services
Loan Review
Operational Risk
AML / BSA
Compliance

	Regulatory Affairs	Modeling & Analytics ERM	Chief Credit Officer	QC / Appraisal Review	MFIU Fraud Investigations	Investigative Services	Loan Review	Operational Risk	AML / BSA	Compliance
FTEs	5	6	61	51	12	10	8	8	31	29

Modeling & Analytics ERM:
- Capital planning / stress test modeling

Chief Credit Officer:
- Mortgage
- Warehouse
- Commercial
- Consumer
- TPO's
- Counterparty

Operational Risk:
- Model risk management
- Risk assessment/ deficiency mgmt
- R&W reserve
- Market risk
- Effective challenge

1) Does not include 28 FTEs in internal audit.

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Flagstar Bancorp

COMPANY OVERVIEW

1st Quarter 2018

Strong growth opportunities

	Grow community banking	Expand mortgage business
Build	• Opportunistic team lift outs • Grow national lending platforms[1] - Expand warehouse lending (375bp spread) - Grow home builder finance (475bp spread) - Build MSR lending (425bp spread; LTVs<60%) • Cultivate middle-market and business banking relationships • Add specialty lending disciplines and teams	• Recruit experienced talent to increase share of origination market - Distributed and direct-to-consumer retail - TPO account executives • Grow servicing operations - Acquire new sub-servicing relationships - Cross-sell additional revenue capabilities
Buy	• Pairing a deposit franchise where we currently have mortgage origination offices could enhance synergies between them • Acquiring deposit oriented franchises that support asset generation • Leverage relationship banking models and community banking approach	• Opportunistically; no strategic bank buyers of size • Highly fragmented industry with aging individual ownership • Regulatory and interest rate environment should accelerate exits • Can produce compelling returns with reliance only on funding synergies

1) Indicated spreads are targets and may not be reflective of actual spreads.

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Flagstar Bancorp

1st Quarter 2018 Long-term targets • Long-term target of 1.1 – 1.7% - Add incremental revenue with low incremental cost - Improved risk management will deliver long-run savings • Long-term target of 12 - 17% - Add / increase high ROE businesses Financial Performance Return on assets Return on equity • Lender of choice in key markets (Michigan, national lending platforms) • Growth trajectory 10 - 15% - Every additional $1bn of earning assets increases pre-tax profits ~$20mm – $25mm - Rotate lower spread assets to higher spread assets while minimizing capital costs - Scalable platforms with balance sheet growth at low incremental cost • Nationally recognized leader the quick brown fox d • Growth trajectory 5 - 10% - Expand retail originations • Every 100k in new loans sub-serviced generates $4mm - $6mm of incremental pre-tax profits Revenues Mortgage Banking FINANCIAL PERFORMANCE 25

1st Quarter 2018 $61 $65 $73 $73 $76 $79 $77 $80 $87 $83 $97 $103 $107 $106 $8.7 $9.4 $10.4 $10.7 $11.2 $11.9 $11.6 $12.3 $12.8 $12.3 $14.0 $14.7 $15.4 $15.4 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Net interest income ($mm) Average earning assets ($bn) ● Sold lower performing assets and re-deployed capital into higher spread commercial loans ● Transition to more stable net interest income Average earning assets and net interest income CAGR 19% CAGR 19% 26 Higher net interest income is stabilizing earnings FINANCIAL PERFORMANCE

1st Quarter 2018 0% 25% 50% 75% 100% $22 $26 $30 $34 $38 $42 $46 3/17 4/17 5/17 6/17 7/17 8/17 9/17 10/17 11/17 12/17 1/18 2/18 3/18 Buy Hold Actual Price Target Price Actual Price $33.61 Target Price $40.88 Price target has increased on improved prospects 27 Analyst rating history FINANCIAL PERFORMANCE Source: Analyst ratings and target price (consensus estimate) as reported by First Call as of 4/16/2018. As of 4/23/2018

FINANCIAL PERFORMANCE
1st Quarter 2018

Valuation metrics

Observation: FBC trades at a discount to its banking peers

Market / tangible book


FBC valuation vs. SNL U.S. Bank and Thrift Index
Market value gap: ~$0.8B
57%
77%
71%
U.S. presidential election
1/31/2016
3/31/2016
6/30/2016
9/30/2016
12/31/2016
3/31/2017
6/30/2017
9/30/2017
12/31/2017
3/31/2018

Source: SNL Financial; as of 4/16/2018

Price / LTM earnings


FBC valuation vs. SNL U.S. Bank and Thrift Index
Market value gap: ~$0.6B
67%
85%
77%
U.S. presidential election
1/31/2016
3/31/2016
6/30/2016
9/30/2016
12/31/2016
3/31/2017
6/30/2017
9/30/2017
12/31/2017
3/31/2018

Source: SNL Financial; as of 4/16/2018

28

Flagstar Bank

1st Quarter 2018 % YoY Overall MI-based Institution Branches Total Share Change 1 Chase 234 $43,668 21% 5% 2 Comerica 197 29,481 14% 14% 3 PNC 117 17,796 8% 11% 4 Bank of America 190 17,425 8% 5% 5 Fifth Third 211 16,954 8% 7% 6 Huntington 316 14,756 7% 8% 7 1 Chemical 206 11,565 6% 6% 8 2 Flagstar 99 9,024 4% 3% 9 Citizens 95 5,538 3% 9% 10 TCF 52 3,010 1% 13% Top 10 1,717 $169,218 81% 8% 2017 Rank Deposits ($mm) 154 7 35 Strong market position as leading MI-based bank COMMUNITY BANKING 29 Deposit Median Proj HHI Proj pop Market $mm % of total mkt share HHI(2) growth(2)(3) growth(2)(3) Oakland County(1) 3,497 46.4% 6.7% 76,705 11.7% 4.1% Grand Rapids MSA 415 5.5% 2.0% 61,391 10.9% 3.3% Ann Arbor MSA 351 4.7% 4.0% 69,221 8.9% 3.3% Key Flagstar markets 4,262 56.6% 5.3% 74,599 11.4% 3.9% National aggregate 61,045 8.9% 3.5% Flagstar Deposits Source: SNL Financial; Note: Deposit data as of June 30, 2017; MI-based banks highlighted. 1) Oakland County data excludes $1.5bn of company-controlled deposits held at company headquarters. 2) Flagstar Median HHI, projected HHI growth and projected population growth are deposit weighted. 3) 2018–2023 CAGR. Flagstar’s branch network Market share Attractive markets Leading position among independent banks

1st Quarter 2018 Deposits Portfolio and strategy overview COMMUNITY BANKING 30 6.4 6.5 6.5 6.5 6.8 2.4 2.2 2.5 2.6 2.6 $8.8 $8.7 $9.0 $9.1 $9.4 1Q17 2Q17 3Q17 4Q17 1Q18 Retail deposits Other deposits Total average deposits ($bn) • Flagstar gathers deposits from consumers, businesses and select governmental entities – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on growing DDA balances with consumer, business banking and commercial relationships – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with Michigan governmental entities – Cost of total deposits equal to 0.73%(1) [CATEGORY NAME], [VALUE] Savings, 37% [CATEGORY NAME], [VALUE] [CATEGORY NAME](2), [VALUE] [CATEGORY NAME], 16% Government, 12% 72% retail Total : $9.4bn 0.73% cost of total deposits(1) 1Q18 total average deposits 1) Total deposits include noninterest bearing deposits. 2) Includes brokered CDs (2)

1st Quarter 2018 Deposit growth opportunities • Average balance of $1.1bn during 1Q18 • Cost of total government deposits: 1.01%(2) during 1Q18 • Michigan deposits are not required to be collateralized • Strong, long-term relationships across the state • Average balance of $0.5bn during 1Q18 • Flagstar is focused on growing commercial deposits - Increasing balances with growing lines of business, including home builder finance • Offer complete line of treasury management services • Average balance of $1.5bn during 1Q18 on 470k loans serviced and subserviced • Low cost of deposits • Deposit balances increase along with the number of loans serviced and subserviced • Average balance of $6.3bn during 1Q18 of which 60% are demand & savings accounts • Cost of total core deposits(1): 0.85%(2) during 1Q18 • Average core deposits of $63mm per branch • Flagstar’s brand campaign is helping grow its core deposit base Core Deposits Retail Commercial Other Deposits Government Company-controlled COMMUNITY BANKING 1) Core deposits = total deposits excluding government deposits and company-controlled deposits. 2) Total deposits include noninterest bearing deposits. 31

COMMUNITY BANKING
1st Quarter 2018

Desert Community Bank branches

San Bernardino County, CA (High Desert region)

Market rank ($mm)(1) - 6/30/17

Rank	Bank	As of 6/30/17	1-Year % Incr
1	Bank of America	$626	11%
2	**Desert Community Bank**	**$585**	**9%**
3	JPMorgan Chase	$479	14%
4	Wells Fargo	$478	9%
5	Mitsubishi UFJ	$338	7%
6	US Bank	$307	5%
7	Citizens Business Bank	$112	5%

Demographics(1)(2)

- San Bernardino is the fifth largest county in California with 2.1mm residents and a median household income of $60k
  - Strong projected population growth of 4% and household income growth of 10%
- Desert Community Bank has the #2 market share position in the High Desert region of San Bernardino County, CA
  - San Bernardino County has realized deposit growth of nearly 7% since 2012 (5 year CAGR); potential to grow low-cost deposits

(1) Source: 6/30/17 FDIC Summary of Deposits as reported by SNL Financial.
(2) As estimated at July 1, 2015 by the U.S. Census Bureau.

Acquired deposits ($mm) – 3/31/2018


Certificates of deposit 15%
Noninterest bearing 42%
Savings & money market 43%

0.26% cost of deposits

Acquired branch list – 3/31/2018

Rank	Branch Location	Deposits ($mm)
1	Apple Valley	$155
2	Victorville (Main Branch)	101
3	Hesperia	88
4	Victorville (North Branch)	87
5	Adelanto	60
6	Barstow	56
7	Wrightwood	38
8	Phelan	38
		$623
	Average deposits / branch	$78

32

Flagstar Bancorp

1st Quarter 2018 Desert Community Bank branches 33 Transaction summary • Flagstar acquired the branches of Desert Community Bank, a division of East West Bank - 8 branches in High Desert region of San Bernardino County, California - Approximately $600 million of deposits at average cost of 0.26% (62% retail deposits) at 3/31/2018 - Approximately $60 million of loans (82% commercial) at 3/31/2018 Strategic rationale • Fits strategic goal of acquiring deposit-oriented franchises - Provides low-cost, stable funding to continue growing balance sheet • Combines a successful deposit franchise with a significant Flagstar presence already on the West Coast - Largest mortgage origination state (30+% of all Flagstar production) - Market with significant commercial lending activities, including warehouse lending and home builder financing Other considerations • Conducted comprehensive due diligence consistent with a full enterprise acquisition • Operate as a division of Flagstar and will retain: - Existing branding - Employees (currently 67 full-time and 7 part-time) as March 31, 2018 COMMUNITY BANKING

COMMUNITY BANKING
1st Quarter 2018

Lending

Portfolio and strategy overview

- **Flagstar's largest category of earning assets consists of loans held-for-investment which averaged $7.5bn during 1Q18**
  - Loans to consumers consist of residential first and second mortgage loans, HELOC and other
  - C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity
  - Warehouse lending to both originators that sell to Flagstar and those who sell to other investors
- **Flagstar maintains a balance of mortgage loans held-for-sale which averaged $4.2bn during 1Q18**
  - Essentially all of our mortgage loans originated are sold into the secondary market
  - Flagstar has the option to direct a portion of the mortgage loans it originates to its own balance sheet

Total average loans ($bn)


Loans HFS
Loans HFI
Loans with government guarantees
$9.2
5.6
3.3
1Q17
$10.8
6.2
4.3
2Q17
$11.6
6.8
4.5
3Q17
$12.1
7.3
4.5
4Q17
$12.0
7.5
4.2
1Q18

1Q18 average loans


1st Mortgage HFI, 23%
2nds, HELOC & other, 6%
Warehouse, 7%
[CATEGORY NAME], 27%
Loans with government guarantees, 2%
[CATEGORY NAME], 35%

34

Flagstar Bancorp

1st Quarter 2018 Flagstar has deep lending experience COMMUNITY BANKING 35 Sandro DiNello President & CEO Drew Ottaway Managing Director of Lending & Michigan Market President Commercial Real Estate Comprised of commercial and homebuilder lending officers with average experience of 21 years in banking. Prior banking experience includes Fifth Third, Wells Fargo, Bank of America, Texas Capital, and Royal Bank of Canada. Supported by a team of credit officers with more than 25 years average banking experience Commercial & Industrial Comprised of lending officers with average experience of 25 years in banking. Prior banking experience includes Fifth Third, PNC, Bank of America and JP Morgan Chase. . Supported by a team of credit officers with more than 25 years average banking experience. Warehouse Lending Comprised of lending officers with average experience of 26 years in banking. Prior banking experience includes Citizens Bank, Bank of America and Texas Capital. In 2018, we acquired experienced lenders from Santander Bank. Supported by a team of credit officers with nearly 25 years average banking experience. Business Banking Comprised of lending officers with average experience of over 25 years in banking. Prior banking experience includes Comerica, Huntington, PNC, and Fifth Third. Supported by a team of credit officers with more than 25 years average banking experience. Homebuilder Finance Comprised of lending officers with have extensive experience of more than 20 years in banking. Prior banking experience includes Texas Capital and Royal Bank of Canada. Supported by a team of credit officers with more than 25 years average banking experience. Consumer Finance Consumer Finance supports the product functionality and pricing of consumer lending products. Processing and Underwriting supports the adjudication of loan applications received from the Retail Branch and Direct to Consumer lending channels. Supported by a management team with more than 25 years average consumer lending experience.

1st Quarter 2018 Community banking growth model • Primary focus is to build relationships - Recruit experienced bankers from larger regional banks - Retain seasoned bankers within our organization • Leverage deep industry experience and client relationships - Focus on moving relationships and credit facilities to Flagstar • Low incremental efficiency ratio - Marginal cost of 15-30% that varies with type of loans underwritten • Estimated pre-tax contribution of $5bn loan growth could contribute ~$1.00 earnings per share New banker additions (past 2 years) 36 Relationship-based growth platform (1) We focus on recruitment of bankers with larger, regional bank lending experience. # of Avg Years Line of Service Additions Experience(1) Business Banking 7 24 Commercial Lending 10 23 Consumer Finance 3 20 CRE Lending 5 10 Equip Financing 6 27 Home Builder Finance 15 20 Indirect Lending 3 22 Warehouse Lendng 2 18 Wealth Management 2 17 Grand Total 53 22 COMMUNITY BANKING

1st Quarter 2018 Commercial lending Diversified relationship-based commercial lending capabilities COMMUNITY BANKING Commercial Real Estate - $2.0bn (3/31/18) Home builder finance 27% Multi- family 20% Retail 15% Office 10% Industrial 11% Hospitality 6% Other 11% Commercial & Industrial - $1.2bn (3/31/18) Financial, insurance & real estate 33% Services 26% Manufacturing 16% Healthcare 9% Distribution 8% Government & education 6% Other 2% Warehouse - $1.4bn (3/31/18) Overview • Warehouse lines with approximately 275 active relationships nationwide, of which approximately 85% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold • Diversified property types which are primarily income- producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities • Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies Warehouse Commercial Real Estate Commercial & Industrial ~130 borrowers sell >75% ~50 borrowers sell 25% - 75% ~95 borrowers sell <25% Average 32% advances sold to Flagstar Industry % Advances sold to Flagstar Property type 37 17% owner occupied 44% Michigan relationships; 20% National finance; 9% Home builder finance

1st Quarter 2018 1.2 1.2 1.2 1.1 1.4 1.2 1.4 1.5 1.7 2.9 $2.4 $2.6 $2.7 $2.8 $4.3 3/31/17 6/30/17 9/30/17 12/31/2017 3/31/2018 Outstandings Unfunded Commitments FBC warehouse loan commitments ($mm) Warehouse lending COMMUNITY BANKING 38 Warehouse lenders ranked by commitments ($mm) 1) Proforma - includes Santander warehouse commitments which were acquired 3/12/2018. Source: Inside Mortgage Finance as of March 2, 2018. ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Strong growth potential and scalable platform ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations YOY Rank Institution Growth Total Share 1 JPMorgan Chase 33% $12,000 18% 2 Wells Fargo 2% 5,900 9% 3 Texas Capital 18% 5,308 8% 4 Flagstar Bancorp (1) -9% 5,018 7% 5 BB&T 5% 3,770 6% 6 TIAA FSB (Everbank) -10% 3,700 6% 7 Comerica -19% 3,536 5% 8 Customers Bank 1% 3,475 5% 9 First Tennessee -4% 3,130 5% 10 U.S. Bancorp 5% 2,638 4% Top 10 5% $48,475 72% 4Q17

1st Quarter 2018 Santander acquisition 39 Transaction summary • Flagstar acquired mortgage warehouse business from Santander Bank on March 12, 2018 - Approximately $1.7 billion of commitments and $0.5 billion of outstanding loans • Diversifies warehouse business with low customer overlap Strategic rationale • Strengthens national, relationship based lending platform • Expands commercial customer base, providing opportunity to leverage relationships in complementary lines of business • Adds volume in an attractive asset class with good spreads and relatively low credit risk • Strong growth potential with scalable platform Other considerations • Conducted comprehensive due diligence, including financial analysis, credit review and an evaluation of risk management • Retained 9 full-time employees - Santander team has joined Flagstar’s Warehouse Lending group COMMUNITY BANKING

1st Quarter 2018 Home builder finance COMMUNITY BANKING 40 Home builder loan commitments(2) ($mm) ● National relationship-based lending platform launched in 1Q16 - Attractive asset class with good spreads (~475bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned to gain market share given builder and mortgage relationships - Focused on markets with strong housing fundamentals and higher growth potential - We currently have relationships with 6 of the top 10 and 44 of the top 100 builders nationwide - We are well positioned to take advantage of supply/demand imbalance in housing market Home builder finance footprint Primary markets Secondary markets Overview $365 $494 $619 $699 $656 $403 $484 $559 $567 $765 $768 $978 $1,178 $1,266 $1,421 3/31/17 6/30/17 9/30/17 12/31/2017 3/31/2018 Unpaid principal balance Unused Tightening housing supply(1) 0 2 4 6 8 10 12 0 1 2 3 4 5 6 7 8 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 Existing home sales (mm) Months supply of existing homes for sale 1) Source: Bloomberg (through 2/28/18) 2) Commitments are for loans classified as commercial real estate and commercial & industrial. (left axis) (right axis)

MORTGAGE ORIGINATIONS
1st Quarter 2018

National distribution through multiple channels

Residential mortgage originations by channel ($bn)

Correspondent


$4.5
$7.0
$7.0
$7.3
$5.8
1Q17
2Q17
3Q17
4Q17
1Q18

- 4.3% market share with #7 national ranking[1]
- More than 1,000 correspondent partners in 50 states in 1Q18
- Top 10 relationships account for 14% of overall correspondent volume
- Warehouse lines with approximately 280 correspondent relationships

Broker


$1.0
$1.4
$1.3
$1.2
$1.1
1Q17
2Q17
3Q17
4Q17
1Q18

- 2.5% market share with #7 national ranking[1]
- Approximately 800 brokerage relationships in 50 states in 1Q18
- Top 10 relationships account for 15% of overall brokerage volume

Retail


$0.4
$0.8
$1.3
$1.2
$1.0
1Q17
2Q17
3Q17
4Q17
1Q18

- Retail distribution share of 12% in 1Q18 vs. 7% in 1Q17
- Opes acquisition and organic growth has expanded our retail footprint to 92 locations in 31 states
- Direct-to-consumer is 13% of retail volume

1) Data source: As reported by Inside Mortgage Finance for 3Q17 published November 24, 2017.

41

Flagstar Bancorp

Flagstar has restructured its operations to be profitable even at historical lows for the mortgage origination market

MORTGAGE ORIGINATIONS
1st Quarter 2018

U.S. residential mortgage origination market (historical and projected volumes)


$ in trillions

	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018F	2019F
Nominal ($)	0.6	0.9	1.0	0.8	0.6	0.8	0.8	1.7	1.4	1.1	2.2	2.9	3.8	2.8	3.0	2.7	2.4	1.5	2.0	1.7	1.4	2.0	1.8	1.3	1.7	2.1	1.8	1.7	1.7
Real(1) ($)	1.0	1.6	1.7	1.3	1.0	1.2	1.3	2.5	2.0	1.6	3.1	3.9	5.1	3.6	3.8	3.3	2.8	1.8	2.3	1.9	1.6	2.2	2.0	1.3	1.7	2.1	1.8	1.7	1.7
Adjusted(2) ($)	1.3	1.9	2.1	1.5	1.2	1.4	1.5	2.9	2.3	1.8	3.5	4.3	5.6	3.9	4.1	3.5	3.0	1.9	2.4	2.0	1.6	2.2	2.0	1.3	1.7	2.1	1.8	1.7	1.7

Source: Mortgage Bankers Association for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association.
1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2017 = 100).
2. Adjusted for population growth as reported by the U.S. Census Bureau (2016 = 100).

42

Flagstar Bancorp

1st Quarter 2018 Freddie 25% Fannie 25% GNMA 46% Private 4% by Investor 154 7 35 MSR portfolio MSR portfolio characteristics (% UPB) MSR portfolio statistics Measure ($mm) 12/31/2017 3/31/2018 Difference Unpaid principal balance $25,073 $18,767 ($6,306) Fair value of MSR $291 $239 ($52) Capitalized rate (% of UPB) 1.16% 1.27% 11 bps Multiple 4.015 4.158 0.143 Note rate 4.054% 3.968% 8.6 bps Service fee 0.289% 0.305% 1.6 bps Average Measure ($000) UPB per loan $243 $242 ($1) FICO 722 706 (16) Loan to value 76.61% 80.97% 436 bps Net (loss) return on mortgage servicing rights ($mm) $ Return 1Q17 2Q17 3Q17 4Q17 1Q18 Net hedged profit (loss) $2 $0 $0 ($1) ($1) Carry on asset 14 9 9 11 8 Run-off (6) (4) (4) (7) (5) Gross return on the mortgage servicing rights $10 $5 $5 $3 $2 Sale transaction & P/L (1) 1 1 (3) 1 Model changes 5 0 0 (4) 1 Net return on the mortgage servicing rights $14 $6 $6 ($4) $4 Average mortgage servicing rights $344 $205 $212 $269 $269 2016 & later; 79% 2015; 12% 2014; 4% 2013 & prior; 5% by Vintage MORTGAGE SERVICING 43 2018 19% 2017 69% 2016 4% 2015 & prior 8% By intage

1st Quarter 2018 154 7 35 Balance sheet composition CAPITAL AND LIQUIDITY 44 3% Other liabilitie s 3% Other long- term debt Liabilities & Equity 1Q18 average balance sheet (%) Assets Attractive relationship lending with no loans >30 days delinquent and still accruing Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~71% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar 8% Other assets 5% Warehouse loans 25% Loans held-for-sale 18% Commercial loans Efficiently funds loans held-for-sale and warehouse loans 46% Deposits excluding company- controlled deposits (“CCD”) 31% FHLB borrowings 8% Common equity 9% Company-controlled deposits (“CCD”) 22% Mortgage loans held-for-investment 19% Agency MBS 1% Cash 2% MSR

1st Quarter 2018 Liquidity and funding 154 7 35 CAPITAL AND LIQUIDITY 45 66% 73% 78% 83% 84% 1Q17 2Q17 3Q17 4Q17 1Q18 1) HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding company-controlled deposits). HFI loan-to-deposit ratio(1) Commentary ■ Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet ■ These retail deposits are supplemented by company- controlled deposits from the servicing business ■ Much of the remainder of Flagstar’s balance sheet is self- funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)

1st Quarter 2018 Low interest rate risk CAPITAL AND LIQUIDITY 46 -7.5% -8% -6% -4% -2% 0% 2% 4% 3/31/2017 6/30/2017 9/30/2017 12/31/2017 3/31/2018 down 100bps up 100bps +/-100bps limit 0bps 50bps 100bps 150bps 200bps 250bps 300bps 350bps 400bps 450bps 500bps 1 month 3 months 6 months 1 year 2 years 3 years 5 years 7 years 10 years 20 years 30 years up 100 bps Bear Flattener 3/31/2018 Net interest margin – 12 month horizon instantaneous shocks ($mm) Economic value of equity, trend (3/31/17 – 3/31/18) ($ in mm) +100bps Bear Flattener Net interest income $20 ($40) Noninterest Income ($20) to $0 $0 to $40 Scenario

1st Quarter 2018 503 135 91 103 FY15 FY16 FY17 LTM 3/18 Repurchase demands Representation & Warranty reserve details (in millions) 3/31/17 6/30/17 9/30/17 12/31/17 3/31/18 Beginning balance $27 $23 $20 $16 $15 Additions (release) (4) (2) (3) (1) (1) Net (charge-offs) / recoveries 0 (1) (1) 0 (1) Ending Balance $23 $20 $16 $15 $13 Repurchase pipeline ($mm) Repurchase reserve ($mm) ASSET QUALITY $6 $4 $5 $3 $6 3/31/2017 6/30/2017 9/30/2017 12/31/2017 3/31/2018 47 Repurchase rate(1)(2) 1) As reported, where available, by Inside Mortgage Finance and Inside Mortgage Trends for the top 25 mortgage originators for the year ending 12/31/2017. 2) Repurchase rate is defined as mortgages repurchased / mortgages originated. 2 0.46% 0.23% 0.03% Average Median Flagstar

NON-GAAP RECONCILIATION
1st Quarter 2018

Non-GAAP reconciliation

$mm

Adjusted Net Income and Diluted Earnings per Share		3 Months Ended 12/31/2017
Net Income	$	(45)
Adjustment to remove tax reform charge[1]		80
Adjusted Net Income	**$**	**35**
Weighted average diluted common shares		58,311,881
Adjusted Diluted Earnings per Share	**$**	**0.60**

Tangible Book Value per Share		as of 3/31/2018		as of 12/31/2017
Total stockholders' equity	$	1,427	$	1,399
Goodwill and intangible assets		72		21
Tangible book value	$	1,355	$	1,378
Number of common shares oustanding		57,399,993		57,321,228
Tangible book value per share	**$**	**23.62**	**$**	**24.04**

March 31, 2018		Common Equity Tier 1 (to Risk Weighted Assets)		Tier 1 Leverage (to Adjusted Tangible Assets)		Tier 1 Capital (to Risk Weighted Assets)		Total Risk-Based Capital (to Risk Weighted Assets)
Regulatory capital - Basel III to capital simplification								
Basel III	$	1,235	$	1,475	$	1,475	$	1,617
Net change in deductions to DTAs, MSRs and other capital components		85		86		86		86
Basel III with capital simplification	$	1,320	$	1,561	$	1,561	$	1,703
Risk-weighted assets – Basel III to capital simplification								
Basel III assets	$	11,440	$	16,918	$	11,440	$	11,440
Net change in assets		526		85		526		526
Basel III with capital simplification	$	11,966	$	17,003	$	11,966	$	11,966
Capital ratios								
Basel III (transitional)		10.8%		8.7%		12.9%		14.1%
Basel III with capital simplification		**11.0%**		**9.2%**		**13.0%**		**14.2%**

1) Reflects the 4Q17 non-cash charge resulting from Tax Cuts and Jobs Act.

48

Flagstar Bancorp